UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2019, American Water Works Company, Inc. (the “Company”) and New York American Water Company, Inc. (“NYAW”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Liberty Utilities Co. (“Purchaser”). Pursuant to the Stock Purchase Agreement, on and subject to the terms and conditions set forth therein, Purchaser will purchase all of the capital stock of NYAW (the “Stock Purchase”) for an aggregate purchase price of approximately $608 million in cash, subject to adjustment as provided in the Stock Purchase Agreement. NYAW owns all of the water and wastewater assets of the Company’s New York regulated utility operations, with approximately 125,000 customer connections in the State of New York. Concurrently with the execution of the Stock Purchase Agreement, Algonquin Power & Utilities Corp., Purchaser’s parent company, executed and delivered an absolute and unconditional guaranty of the performance of all of the obligations of Purchaser under the Stock Purchase Agreement.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the Company, NYAW and Purchaser. The completion of the Stock Purchase is subject to various conditions, including without limitation: (1) obtaining the approval of the New York State Public Service Commission (the “NYSPSC”) without any terms or conditions that would reasonably be expected to be adverse to the Company or its affiliates (other than NYAW or its affiliates) or have a material adverse effect (as defined in the Stock Purchase Agreement) on NYAW or its affiliates or on Purchaser and its affiliates; (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (3) other customary closing conditions, including (a) subject to materiality qualifiers, the accuracy of the parties’ representations and warranties contained in the Stock Purchase Agreement; (b) the absence of any law or order prohibiting the completion of the Stock Purchase or granting substantial damages in connection therewith; (c) the absence of any proceeding (excluding any such matter initiated by Purchaser or any of its affiliates) pending before any governmental authority seeking to prohibit the completion of the Stock Purchase or recover substantial damages from Purchaser or any affiliate resulting from the Stock Purchase; and (d) the compliance by the parties with their respective covenants, agreements and closing deliveries under the Stock Purchase Agreement. The Stock Purchase is not subject to any financing condition. The Company currently estimates that the Stock Purchase is to be completed during the latter half of 2020.

The Stock Purchase Agreement contains certain termination rights for both the Company and Purchaser, including if the Stock Purchase is not consummated by June 30, 2021 (subject to extension for an additional six months if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied or are capable of being satisfied), as well as a termination right for Purchaser if any governmental authority initiates a condemnation or eminent domain proceeding against a majority of the consolidated properties of NYAW, taken as a whole. If the Stock Purchase Agreement is terminated, such termination will be without liability of any party to the other parties to the Stock Purchase Agreement, except for liability or damages resulting from a willful breach of a party’s representations, warranties, covenants or agreements in the Stock Purchase Agreement prior to termination.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which has been filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On November 20, 2019, the Company issued a press release announcing the transactions described in Items 1.01 and 8.01 herein. A copy of the press release has been included as Exhibit 99.1 and is incorporated by reference herein.

The information furnished in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On November 20, 2019, as part of a strategic review undertaken by the Company, American Industrial Water LLC, a wholly owned subsidiary of the Company (“AIW”), and Water Solutions Holdings, LLC (“WSH”), a wholly owned subsidiary of AIW, entered into a Membership Interest Purchase Agreement with SC Water LLC, a natural gas and oil industry investment group and an affiliate of Hydro Recovery LP, to sell all of the outstanding membership interests in WSH for total cash consideration of $31 million. WSH is the parent company of Keystone Clearwater Solutions, LLC (“Keystone”). Keystone provides water transportation services to shale natural gas exploration and production customers in the Appalachian Basin. The transaction is subject to compliance with customary covenants and the satisfaction of various closing conditions and deliveries. The parties expect to close the transaction in the fourth quarter of 2019.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits to this Current Report have been filed or furnished herewith, as indicated:

Exhibit	Description

2.1*	Stock Purchase Agreement, dated November 20, 2019, by and among American Water Works Company, Inc., New York American Water Company, Inc. and Purchaser.

99.1**	Press Release, dated November 20, 2019, issued by American Water Works Company, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL)

*	Filed herewith. Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission (the “SEC”) upon request.
**	Furnished herewith.

The Stock Purchase Agreement filed as Exhibit 2.1 herewith has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, NYAW or Purchaser, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Stock Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, NYAW or Purchaser, or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Stock Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Stock Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and NYAW that is or will be contained in, or incorporated by reference into, the reports and other documents that are filed by the Company with the SEC.

*                     *                     *

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the ability to complete the proposed transactions on a timely basis or at all; the ability to satisfy closing and other conditions and covenants related to the proposed transactions, including obtaining required regulatory approvals and other consents and making required closing deliveries; the accounting, financial and other impacts of the proposed transactions; and the ability to achieve the Company’s goals relating to the strategic review undertaken by the Company. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors, including obtaining regulatory and other consents and approvals required to complete, and satisfying other conditions to the closing of, each contemplated transaction; unexpected costs, liabilities or delays associated with each such transaction; regulatory, legislative, local or municipal actions affecting the water and wastewater industries; and other economic, business and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Form 10-K for the year ended December 31, 2018, and in other filings with the SEC, and the additional risks, uncertainties, assumptions and limitations described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: November 20, 2019	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

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